Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Pharma-Bio Serv, Inc. (the "Company") on Form 10-Q for the period ending April 30, 2017 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Victor Sanchez, Chief Executive Officer of the Company, and Pedro J. Lasanta, Chief Financial Officer  of the Company, each certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: June 14, 2017

/s/ Victor Sanchez	/s/ Pedro J. Lasanta
Victor Sanchez	Pedro J. Lasanta
Chief Executive Officer and President Europe Operations (principal executive officer)	Chief Financial Officer (principal financial and accounting officer)